EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement of Ohio Valley Banc Corp. on Form S-3 (SEC File No. 033-62010) of our report dated April 6, 2005, with respect to Ohio Valley Banc Corp. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report appears in this amended annual report on Form 10-K/A of Ohio Valley Banc Corp. for the year ended December 31, 2004.


                                                /s/ Crowe Chizek and Company LLC
                                                --------------------------------
                                                Crowe Chizek and Company LLC


Columbus, Ohio
April 29, 2005